Exhibit 5.0

Suite 900 607 14th St., NW Washington DC 20005-2018 t 202 508 5800 f 202 508 5858 www.KilpatrickStockton.com

,2008	direct dial 202 508 5825 direct fax 202 204 5600 AKaslow@KilpatrickStockton.com

Ocean Shore Holding Co.

1001 Asbury Avenue

Ocean City, NJ 08226

Ladies and Gentlemen:

We have acted as counsel to Ocean Shore Holding Co., a New Jersey corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 10,052,384 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on             , 2008. The Registration Statement relates to up to 5,750,000 shares (the “Offering Shares”) that may be issued in a subscription offering, direct community offering and/or syndicated community offering and up to 4,302,384 shares (the “Exchange Shares”) that may be issued in exchange for outstanding shares of common stock, par value $0.01 per share, of Ocean Shore Holding Co., a federal corporation.

We have reviewed the Registration Statement, the Plan of Conversion and Reorganization filed as Exhibit 2.1 to the Registration Statement, and the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion. In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.

This opinion is limited solely to the New Jersey Business Corporation Act, including applicable provisions of the New Jersey Constitution and the reported judicial decisions interpreting such law.

Ocean Shore Holding Co.

                            , 2008

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act and that the mergers contemplated by the Plan of Conversion and Reorganization will have become effective.

Based upon and subject to the foregoing, it is our opinion that:

(i) upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of Offering Shares to be sold, the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

(ii) when the Company issues and delivers the Exchange Shares in accordance with the terms of the Plan of Conversion and Reorganization, the Exchange Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to OC Financial MHC’s Application on Form AC filed with the Office of Thrift Supervision (the “OTS Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion and Reorganization that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, KILPATRICK STOCKTON LLP

Aaron M. Kaslow, a Partner